                                  Exhibit 7(c)



     (c) FORM OF APPLICATION SUPPLEMENT FOR MFS POLICY (33115-20)

[PARAGON
 LIFE INSURANCE
 COMPANY LOGO HERE]

                             APPLICATION SUPPLEMENT
                                      for
                   FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE
--------------------------------------------------------------------------------

1. Proposed Insured
                      ----------------------------------------------------------
                              Last         First          MI            Maiden

2. Date of Birth    /       /                   3.  Sex:  [_]  Male  [_]  Female
                 -------------------------
4. Applicant (if other than proposed insured)
                                              ----------------------------------
                                                  Last         First         MI
5. Owner                      6. Owner Social Security Number    -       -
        ------------------                                    ------------------

--------------------------------------------------------------------------------
  7. Net Premium Allocation (0 or minimum of 10%. Percentages must be in whole numbers total 100%. If complete, initial allocation will be 100% in MFS Money Market Series):

    [_]  MFS Emerging Growth Series.......................................................                       %
                                                                                          -----------------------
    [_]  MFS Value Series.................................................................                       %
                                                                                          -----------------------
    [_]  MFS Research Series..............................................................                       %
                                                                                          -----------------------
    [_]  MFS Growth With Income Series....................................................                       %
                                                                                          -----------------------
    [_]  MFS Total Return Series..........................................................                       %
                                                                                          -----------------------
    [_]  MFS Utilities Series.............................................................                       %
                                                                                          -----------------------
    [_]  MFS High Income Series...........................................................                       %
                                                                                          -----------------------
    [_]  MFS World Governments Series.....................................................                       %
                                                                                          -----------------------
    [_]  MFS F & C Emerging Markets Equity Series.........................................                       %
                                                                                          -----------------------
    [_]  MFS Bond Series..................................................................                       %
                                                                                          -----------------------
    [_]  MFS Limited Maturity Series......................................................                       %
                                                                                          -----------------------
    [_]  MFS Money Market Series..........................................................                       %
                                                                                          -----------------------
    [_]  MFS New Discovery Series.........................................................                       %
                                                                                          -----------------------

  8.  Suitability Information:
      a. Have you received a prospectus for the policy/certificate applied for? Yes [_] No [_]

                 Date of Prospectus:     /             /
                                   ------------------------
                 Date of any supplement:     /             /
                                        -----------------------
      b. Do you understand that:
           (i) the death benefit will increase or decrease (It may decrease to the point where the policy may lapse and may not provide a death benefit unless additional premium payments are made.)depending on investment experience, and

           (ii) the cash surrender values may increase or decrease, even be reduced to zero, depending on the investment experience, and

           (iii) there is no guaranteed cash surrender.
                  [_] Yes   [_] No

      c Do you believe that the policy/certificate applied for meets your insurance objectives and your anticipated financial needs?
         Yes [_]  No [_]

      d. Investment Objectives:
         [_] Long Term Capital Appreciation      [_] Aggressive Growth                [_] Safety
         [_] Income                              [_] Balanced Growth and Income       [_] Other (describe)

  9. Signatures:  Dated at                                        on
                          ---------------------------------------   -----------------------------------------
                             City,           State              Month             Day             Year

---------------------------------     --------------------------------------------     -----------------------------------------
Proposed Insured                      Owner (if other than Applicant)                 Applicant (if other than Proposed Insured)


illustration of the benefits, including death benefits and cash surrender values, are available per request.
--------------------------------------------------------------------------------
This is a part of the application and will be part of the policy/certificate, if one is issued.
--------------------------------------------------------------------------------

33115-20                              1a
(5/98)